UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 14, 2018

U.S. WELL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38025	81-1847117
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

770 South Post Oak Lane Suite 405 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(832) 562-3730

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Senior Secured Credit Agreement

On December 14, 2018, U.S. Well Services, LLC (the “Borrow”), a subsidiary of U.S. Well Services, Inc. (the “Company”), entered into that certain Third Amendment (the “Amendment”) to that certain Amended and Restated Senior Secured Credit Agreement, dated February 2, 2017, by and among the Borrower, USWS Holdings LLC, as guarantor (“Holdings”), the Company, as guarantor, the lenders from time to time party thereto, and U.S. Bank National Association, as administrative agent (the “First Lien Administrative Agent”) (as amended by (i) that certain First Amendment, dated as of June 13, 2017, (ii) that certain Second Amendment, dated as of November 19, 2018 and (iii) the Amendment, the “First Lien Credit Agreement”). The Amendment, among other things, extends the maturity date from February 2, 2020 through May 31, 2020 and permits the Borrower to incur the debt under the Second Lien Credit Agreement (as defined, and discussed further, below).

The prompt payment and performance of the Obligations under the Loan Documents (each as defined in the First Lien Credit Agreement) are guaranteed by the Company, Holdings and each Loan Party’s (as defined in the First Lien Credit Agreement) subsidiaries (other than the Borrower).

Voluntary prepayments on the loans and voluntary reductions of unfunded commitments under the First Lien Credit Agreement are permissible without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts. In addition, the First Lien Credit Agreement requires that a mandatory prepayment in respect of the loans be made by the Borrower at any time that the Revolving Outstandings exceed the aggregate Revolving Commitments (each as defined in the First Lien Credit Agreement) of all of the lenders, to the full extent of any such excess.

The First Lien Credit Agreement contains various affirmative and negative covenants, including financial covenants requiring the Borrower to maintain (x) a total leverage ratio of (i) 2.0 to 1.0 as of the last day of the fiscal quarter ending March 31, 2019, (ii) of 2.0 to 1.0 as of the last day of the fiscal quarter ending June 30, 2019, (iii) 1.8 to 1.0 as of the last day of the fiscal quarter ending September 30, 2019, (iv) 1.6 to 1.0 as of the last day of the fiscal quarter ending December 31, 2019, and (v) 1.3 to 1.0 as of the last day of the fiscal quarter ending March 31, 2020, and (y) a fixed charge coverage ratio that is no less than 1.0 to 1.0 as of the last day of any fiscal quarter. The total leverage ratio is the ratio of the Borrower’s Consolidated Total Debt at such time to its Consolidated Adjusted EBITDA for the four fiscal quarters most recently ended, each as defined in the First Lien Credit Agreement. The fixed charge coverage ratio is the ratio of the Loan Parties’ Consolidated Adjusted EBITDA minus its Consolidated Maintenance Capital Expenditures made or incurred, in each case during the period of twelve consecutive months then ending (unless Annualized in accordance with the definition thereof), to Fixed Charges for the period of twelve consecutive months then ending, each as defined in the First Lien Credit Agreement.

The negative covenants in the First Lien Credit Agreement include, among other things, limitations (each of which is subject to certain exceptions) on the ability of the Loan Parties and their subsidiaries to incur debt, grant liens, enter into transactions resulting in fundamental changes (such as mergers or sales of all or substantially all of the assets of a Loan Party) and asset sales or other types of dispositions, restrict subsidiary dividends or other subsidiary distributions, enter into transactions with affiliates and swap counterparties, make investments and restricted payments permit subsidiaries to provide guarantees to other material debt, and enter into leases and sale and lease back arrangements.

The First Lien Credit Agreement also contains events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the financial, affirmative or negative covenants; inaccuracy of the representations or warranties in any material respect; payment default on, or acceleration of, other material indebtedness; bankruptcy or insolvency; material unsatisfied judgments; certain ERISA violations; invalidity or unenforceability of the First Lien Credit Agreement or other documents associated with the First Lien Credit Agreement; and a change of control.

On December 14, 2018, the First Lien Administrative Agent and the Second Lien Administrative Agent (as defined below) entered into an intercreditor agreement in order to, among other things, set forth their respective rights, obligations and remedies with respect to the collateral security.

In connection with the entrance into the Amendment, the Company repurchased from one of the lenders 824,916 shares of Class A common stock of the Company, 609,423 shares of Class B common stock of the Company and 609,423 common units of Holdings for approximately $11.5 million.

The foregoing description of the Amendment is not complete and is qualified by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Second Lien Credit Agreement

Also, on December 14, 2018, the Borrower entered into a Second Lien Credit Agreement, by and among the Borrower, Holdings, the Company, the lenders from time to time party thereto, and Piper Jaffray Finance, LLC, as administrative agent (the “Second Lien Administrative Agent” and such credit agreement, the “Second Lien Credit Agreement”). The Second Lien Credit Agreement consists of a second lien term loan in the principal amount of $40.0 million, all of which was borrowed on December 14, 2018, and delayed draw term loans in the principal amounts of $20.0 million, which may be drawn April 1, 2019, and $15.0 million, which may be drawn June 30, 2019. Loans made under the term loan facility bear interest on the outstanding principal amount at a per annum rate equal to LIBOR plus (x) 7.75% from the closing date through the first anniversary of the closing date and (y) 11.50% from the day immediately succeeding the first anniversary of the closing date to the maturity date plus, in each case, subject to certain qualifications, plus (a) 0.75% per annum for the period beginning April 1, 2019 through June 30, 2019, (b) 1.75% per annum for the period beginning July 1, 2019 through September 30, 2019 and (c) 3.00% on or after October 1, 2019. All of the loans made under the term loan facility have a maturity of May 31, 2020.

The prompt payment and performance of the Obligations under the Loan Documents (each as defined in the Second Lien Credit Agreement) are guaranteed by the Company, Holdings and each Loan Party’s (as defined in the Second Lien Credit Agreement) subsidiaries (other than the Borrower).

Commencing with the second fiscal quarter of 2019 and each fiscal quarter thereafter, the Borrower is required to make a principal payment in respect of the loans in an amount equal to 0.75% of the aggregate original principal amount of the loans outstanding as of the end of such fiscal quarter.

Voluntary prepayments on the loans are permissible, subject to certain conditions pertaining to minimum notice and minimum reduction amounts. In addition, the Second Lien Credit Agreement requires that mandatory prepayments in respect of the loans be made by the Borrower at any time that, subject to certain exceptions and qualifications, the following types of events occur: receipt of proceeds from asset sales, receipt of proceeds from casualty or condemnation events, issuance of debt that is not other permitted under the Second Lien Credit Agreement and issuance of capital stock. Except for scheduled payments of principal under the Second Lien Credit Agreement, a prepayment premium (as described in the Second Lien Credit Agreement is payable in connection with any mandatory or voluntary payment or prepayment of the loans.

The Second Lien Credit Agreement contains various affirmative and negative covenants, including financial covenants requiring the Borrower to maintain (x) a total leverage ratio of (i) 2.0 to 1.0 as of the last day of the fiscal quarter ending March 31, 2019, (ii) of 2.0 to 1.0 as of the last day of the fiscal quarter ending June 30, 2019, (iii) 1.8 to 1.0 as of the last day of the fiscal quarter ending September 30, 2019, (iv) 1.6 to 1.0 as of the last day of the fiscal quarter ending December 31, 2019, and (v) 1.3 to 1.0 as of the last day of the fiscal quarter ending March 31, 2020, and (y) a fixed charge coverage ratio that is no less than 1.0 to 1.0 as of the last day of any fiscal quarter. The total leverage ratio is the ratio of the Borrower’s Consolidated Total Debt at such time to its Consolidated Adjusted EBITDA for the four fiscal quarters most recently ended, each as defined in the Second Lien Credit Agreement. The fixed charge coverage ratio is the ratio of the Loan Parties’ Consolidated Adjusted EBITDA minus its Consolidated Maintenance Capital Expenditures made or incurred, in each case during the period of twelve consecutive months then ending (unless Annualized in accordance with the definition thereof), to Fixed Charges for the period of twelve consecutive months then ending, each as defined in the Second Lien Credit Agreement.

The negative covenants in the Second Lien Credit Agreement include, among other things, limitations (each of which is subject to certain exceptions) on the ability of the Loan Parties and their subsidiaries to incur debt, grant liens, enter into transactions resulting in fundamental changes (such as mergers or sales of all or substantially all of the assets of a Loan Party) and asset sales or other types of dispositions, restrict subsidiary dividends or other subsidiary distributions, enter into transactions with affiliates and swap counterparties, make investments and restricted payments permit subsidiaries to provide guarantees to other material debt, and enter into leases and sale and lease back arrangements.

The Second Lien Credit Agreement also contains events of default (subject to grace periods, as appropriate) including among others: nonpayment of principal, interest or fees; breach of the financial, affirmative or negative covenants; inaccuracy of the representations or warranties in any material respect; payment default on, or acceleration of, other material indebtedness; bankruptcy or insolvency; material unsatisfied judgments; certain ERISA violations; invalidity or unenforceability of the Second Lien Credit Agreement or other documents associated with the Second Lien Credit Agreement; and a change of control.

On December 14, 2018, the Second Lien Administrative Agent and the First Lien Administrative Agent entered into an intercreditor agreement in order to, among other things, set forth their respective rights, obligations and remedies with respect to the collateral security.

The foregoing description of the Second Lien Credit Agreement is not complete and is qualified by reference to the full text of the Second Lien Credit Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

10.1	Third Amendment to Amended and Restated Senior Secured Credit Agreement, dated as of December 14, 2018, by and among U.S. Well Services, LLC, as borrower, USWS Holdings, LLC, as guarantor, U.S. Well Services, Inc., as guarantor, the lenders from time to time party thereto, and U.S. Bank National Association, as administrative agent.*

10.2	Second Lien Credit Agreement, dated as of December 14, 2018, by and among U.S. Well Services, LLC, as borrower, USWS Holdings, LLC, as guarantor, U.S. Well Services, Inc., as guarantor, the lenders from time to time party thereto, and Piper Jaffray Finance, LLC, as administrative agent.*

*	Schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WELL SERVICES, INC.

By:	/s/ Kyle O’Neill
Name: Kyle O’Neill
Title: Chief Financial Officer

December 17, 2018